SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           February 7, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                       WIZZARD SOFTWARE CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

   Colorado               333-69415               87-0575577
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                              424 Gold Way
                      Pittsburgh, Pennsylvania 15213
                 (Address of Principal Executive Offices)

                            (412) 621-0902
                       Registrant's Telephone Number

                          Balanced Living, Inc.
                           5525 South 900 East
                       Salt Lake City, Utah 84117
        (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.

     (a) On February 7, 2001, the Registrant completed a Plan of Reorganization and Stock Exchange Agreement (the "Wizzard Agreement") between the Registrant; Jenson Services, Inc., a Utah corporation and the majority stockholder of the Registrant ("Jenson Services"); Wizzard Software Corporation, a Delaware corporation ("Wizzard-Delaware"); and certain stockholders of Wizzard-Delaware owning not less than 80% of the outstanding common stock of Wizzard-Delaware (the "Wizzard-Delaware Stockholders"). Pursuant to the Wizzard Agreement, the Wizzard-Delaware Stockholders participating in the Agreement exchanged their shares of Wizzard-Delaware (an aggregate of 13,049,000 shares) for shares of the Registrant at the ratio of
1.027268907 shares of the Registrant for each Wizzard-Delaware share. As a result of the completion of the Wizzard Agreement, the Wizzard-Delaware Stockholders who were party to the Wizzard Agreement hold 13,404,831 shares of the Registrant's common stock and Wizzard-Delaware became a 96% owned subsidiary of the Registrant. A copy of the Wizzard Agreement is attached hereto and incorporated herein by reference. See Item 7.

     Prior to the completion of the Wizzard Agreement, the Registrant was required to amend its Articles of Incorporation to reflect a recapitalization of its common stock from 50,000,000 shares at a par value of $0.001 per share to 100,000,000 shares at $0.001 par value per share; to effect a 1.65 for 1 forward split of the Registrant's outstanding shares of common stock; and to change its name to "Wizzard Software Corporation." A copy of the Certificate of Amendment to the Articles of Incorporation of the Registrant is attached hereto and incorporated herein by reference. See Item 7. All computations herein take into account this forward split.

     Two conditions precedent to the completion of the Wizzard Agreement were the cancellation of 3,725,000 of the 4,025,000 shares of the Registrant's common stock owned by Jenson Services; and the receipt and acceptance of subscriptions for the purchase of a minimum of 500,000 shares of the Registrant's common stock pursuant to a Confidential Private Offering Memorandum dated August 1, 2000, as supplemented (the "Offering Memorandum"), at a price of $1.00 per share for aggregate gross proceeds of $500,000. The offering was to "accredited investors" only.

     531,000 shares of common stock were sold on this offering at the closing of the Wizzard Agreement for aggregate gross proceeds of $531,000. This offering will continue until the earlier of April 1, 2001, or the sale of 9,000,000 shares for aggregate gross proceeds of $9,000,000.

     The shares of common stock offered were sold with "registration rights" requiring the Registrant to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission no later than 60 days from the closing of the Wizzard Agreement. The Offering Memorandum and related subscription documents provided that for a period of 18 months from the closing of the Wizzard Agreement, no investor can sell more than 10% of any such holder's common stock holdings during any three month period, provided, however, that if less than 10% of a holder's common stock shall have been sold during any covered three month period, then the difference between such holder's 10% and the amount actually sold may be added to and sold during any successive three month period or periods, provided that all computations for resales, except the "period of 18 months," shall commence on the effective date of the Registration Statement.

     Based upon the foregoing, there are currently 15,932,781 shares outstanding, with the Registrant's offering continuing at $1.00 per share until the earlier of April 1, 2001, or the sale of a maximum of 9,000,000 shares for aggregate gross proceeds of $9,000,000.

     The Registrant acted as its own agent in the offer and sale of these securities, with Capital Growth Resources ("CGR"), a registered broker/dealer, acting as the Registrant's collection agent for a 1% collection fee and the payment of its direct costs.

     The Wizzard Agreement provided for a change in management of the Registrant by the designation and election of members of the management of Wizzard to serve in the place of the Registrant's management. Accordingly, Christopher J. Spencer, Armen Geronian and Gordon Berry were designated and elected to serve on the Board of Directors of the Registrant, and then, the former directors and executive officers of the Registrant, Jeffrey Hardman and Joel Hardman, resigned. See Item 6.

     The former majority stockholder of the Registrant and its percentage of ownership of the outstanding voting securities of the Registrant prior to this purchase was: Jenson Services, Inc., 72%.

     Jenson Services used corporate funds to purchase these securities; and the basis of its "control" was stock ownership.

     (b) The following table contains information regarding share holdings of the Registrant's directors and executive officers and those persons or entities who beneficially own more than 5% of the Registrant's common stock following the closing of the Wizzard Agreement:

                                          Amount and Nature           Percent
                                            of Beneficial               of
     Name                    Title            Ownership                Class

Voice Recognition         Stockholder         3,431,078                21.5%
Investment, L.P.
812 Kenmore Rd.
Chapel Hill, NC 27514

Jack and Magee Spencer(1)Stockholders         2,912,307                18.2%
8609 Beaver Pone Lane
Fairfax Station, VA 22039

Armen Geronian            Director and        2,889,194                18.1%
4346 Ludwick St.          Assistant
Pittsburg, PA 15217       Secretary

Christopher J. Spencer(1) Director and        2,888,167                18.1%
2728 Bear Run Rd.         President
Pittsburgh, PA 15237

Gordon Berry              Director              513,634                 3.2%
4226 Stonehaven
So. Euclid, OH 44121

Corporate Capital         Stockholder         1,300,000                 8.2%
Management, LLC(2)                            ---------                -----
2000 So. Plymouth Rd., #210
Minnetonka, MN 55305
                               Total:        13,934,380                87.4%

All officers and directors
as a group (3)                                6,290,995                39.4%

          (1)  Jack and Magee Spencer are the parents of Christopher J.
               Spencer.

          (2)  Excludes shares into which debt owed by Wizzard to Corporate
               Capital Management, LLC ("CCM") can be converted and certain shares underlying warrants granted in connection with the creation of such debt. See Item 5.


Item 2.  Acquisition or Disposition of Assets.

     (a) The consideration exchanged under the Wizzard Agreement was negotiated at "arms length," and the Registrant's Board of Directors considered the relative value of the assets of the Registrant in comparison to the assets of Wizzard; Wizzard's present and past business operations; the future potential of Wizzard and its products; its management; the potential benefit to the stockholders of the Registrant; and the advice of various consultants, in determining to complete the Wizzard Agreement.

     No director, executive officer or controlling person of the Registrant had any direct or indirect interest in Wizzard prior to the completion of the Wizzard Agreement, except CCM. See Item 5. CCM participated in the negotiation of the terms of the Wizzard Agreement.

     (b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by Wizzard, and which are described below under the caption "Business Description."

Business Description.
---------------------

     Wizzard (sometimes referred to herein as the "Company") is based upon the simple premise that people want more control, customization and convenience in their daily lives. Founded in 1996, our focus is on providing speech recognition solutions to both business and consumer end users. By doing so, Wizzard believes it can increase the user's productivity by making the computer easier to use and more adaptable to the user's needs. The idea is that today's computers demand too much of the user's attention, when attention is perhaps the user's most precious commodity. Through the proper application of speech recognition technology, along with other intelligent interface technologies ("IITs"), Wizzard goes beyond the keyboard and enables smarter, more efficient relationships between people and technology. Our products provide technology that makes computers listen to users to get things done faster, easier and better. Our products make technology easier to use by verbally communicating with the user. Our products add intelligence to anticipate and assist in the user's everyday needs. Our objective is to enable a totally new kind of relationship between user and technology, to provide better guidance, navigation, assistance, simplicity, productivity and even fun....one user at a time.

     Wizzard believes that the market opportunity for speech recognition and other IIT software is immense. From consumers who do not know how to use computers or do not type very well, to business users whose time is their most precious asset, IIT solutions, including speech recognition, have proven to be an appealing addition to today's common user interface of the mouse and keyboard. As Bill Gates said, "speech recognition is the future of computers." Moreover, The Gartner Group listed speech recognition as one of the top technologies to watch in 1999 and beyond, and predicted that by 2001 speech recognition will be part of the computer environment for more than 30% of the office workforce. Recent uses of speech recognition by Ford, Apple, Motorola, E*Trade, and many Fortune 500 companies have begun to justify these claims. That is why Wizzard is committed to making today's keyboard obsolete. We believe the keyboard represents the weak link to a computer's true power as an extension of the user's thinking. We intend to give users of technology a better way to have technology serve them.

     From basic applications, such as e-mail and letter dictation, to sophisticated "Personal Intelligent Assistants," to the application of speech recognition in business software and Internet web sites, we believe that IIT's ultimately will change the way that users interact with technology. In fact, it is already beginning to happen. Nearly all software applications or Internet web sites can be enhanced to provide a faster or easier way of interaction through the addition of speech recognition. Over 125 million users of computers in the U.S. stand to see their lives enhanced once a more intelligent and robust form of interaction with their computers is achieved.

     Historically, speech recognition applications have been limited in their uses and have not traditionally delivered on their claims of a better, faster or easier user interface. This provides Wizzard with a marketplace opportunity that we have been developing over the last four years. By applying speech recognition in a user-friendly, interactive and simple manner, we have created speech recognition applications that work. This has been done primarily through the addition of text-to-speech and "Wizzard" intelligence. Our objective is to be the "brain" that drives this new technology in a manner that will make a difference, and deliver on the industry's promise. Demand for speech recognition applications is growing in many areas and we believe the time has arrived to capitalize and profit from our years of hard work.

     Wizzard plans to establish market share, grow our technology and become the "users' choice" for an easier way to interact with their technology. After meeting major milestones described in this Wizzard Information, Wizzard plans to raise additional capital which will enable us to solidify our position as a leader in the industry and become a standard in the speech recognition industry for consumers and businesses, and a key component in Internet software infrastructure technology.

          The Company. Wizzard's first speech recognition product, VoicE-mail, was also the world's first e-mail application completely speech recognition enabled. Users could send, retrieve and dictate e-mail sessions without ever touching their keyboard. Launched into the retail channel, VoicE-mail was quickly sold through over 2,700 retail outlets, including CompUSA, Best Buy and Office Depot. Wizzard has raised over $2,500,000 in equity capital since it's inception to steadily grow the Company's product line and infrastructure to include five products, a sophisticated Internet/Intranet ordering system and 15 employees. The Company has established a strong Internet presence and initial penetration into several sales channels. Wizzard's partners include IBM, Microsoft, speech recognition market leader Lernout & Hauspie, and Internet web sites Yahoo, Quixtar.com and Amazon.com. Current products being sold allow end users to dictate e-mail, letters and Internet sessions through AOL, CompuServe and MSN.
          End users can perform language translation between many different languages and even pay their monthly bills by speaking to their computer. We have created technology which we believe allows us to create speech recognition-enhanced applications better and faster than many of our competitors and plan to use a portion of the proceeds of this offering to gain mass market penetration.

          The Industry. Currently, the speech recognition industry is broken into three distinct technical segments. They are:

               "Telephony" - Allows users to call into a speech recognition server where they can converse with an "automated attendant" to retrieve information such as stock quotes, travel schedules and virtual receptionists which route calls to final destinations.

               "Appliance" - Allows users to interact through speech recognition with appliances such as handheld computers, toys, automobiles and other non-desktop PC type products.

               "Desktop" - Allows users to interact through speech recognition with personal computers for general dictation of forms, letters, e-mail, Internet web site interaction and a myriad of business software applications.

     Wizzard focuses on the Desktop segment of the industry, but envisions a time in which the combination of all of the above-mentioned segments could create an industry powerhouse. A Desktop speech recognition company will be a key component of any company trying to put together a dominant speech recognition strategy, which creates an attractive partnering or acquisition model of which Wizzard can be the architect or benefactor.

          The Technology. In addition to speech recognition, other key technologies make up what are often called IIT's. Because these technologies are used in conjunction with speech recognition, they are often overlooked when speaking of the "speech recognition" industry. They include:

               Text-To-Speech ("TTS") - Text-To-Speech is a technology that enables Desktop PC's, Telephony products and Appliances to "talk back" to the user, using computer or human generated audio signals that can be heard by the user.

               Natural Language Processing ("NLP") - Natural Language Processing allows for the processing of the user's commands and generates a response or action based on what is said. This is also commonly referred to as "Artificial
               Intelligence," "Brain Space" and "Word Spotting."

               Avatars - A picture or a character on a screen that can be human-like or cartoon-like and acts as a user interface. The Avatar interacts with the user, often through TTS and some form of animation.

               Other forms of IIT's are handwriting recognition, optical character recognition and facial and gesture recognition.

     Wizzard does not create speech recognition engines. The Company licenses these engines from its partners Dragon, Lernout & Hauspie, IBM and Microsoft. These companies license them to the Company for a royalty payment.

     Wizzard does not create TTS. The Company licenses TTS engines from partners Lernout & Hauspie, AccuVoice and others for a royalty payment.

     Wizzard does not create Avatars. Wizzard contracts third party developers to create Avatars based on the Microsoft Agent standard. Wizzard does own the Avatars created by these third parties. Additionally, Wizzard plans to create other Avatars based on technologies other than the Microsoft Agent standard, such as Lifef/x and Haptek, giving our end users the freedom of choice. Currently, the Company distributes 20 Avatars of which it has commissioned, or are provided by their owners free of charge, to distribute with our products.

     Wizzard has created its own NLP engine. This allows us to provide intelligence to speech recognition based applications and perform actions based on the user's spoken commands. This NLP engine, or "Brain," as we like to call it, is the key component to the future of Wizzard's intelligent speech recognition applications and was created in our Verbal Computing Laboratories over the past three years. This technical component is embedded in both the PC and Internet based software application infrastructure and positions Wizzard as a leader in this area often referred to as "Brain Space."

     Wizzard has combined the Brain with a unique Mutiplex Development Platform (Multiplexor), which allows us to add IITs, including speech recognition, to almost any software application and Internet web site in a matter of weeks. We believe that this gives us a significant advantage over many of our competitors and allows us to customize our software to the user's needs. We believe that the Multiplexor is so powerful that, some day, we envision users of our products to be able to come to our Internet web site and enter what they want their intelligent speech recognition application to do, based on their defined specifications, and have it running in their computers within minutes. We believe the Multiplexor positions Wizzard at the forefront of the PC and Internet-based speech recognition software infrastructure market and allows us to provide our customers with outstanding, customized service.

     By integrating speech recognition, TTS and, on occasion, Avatars, with Wizzard's NLP by way of the Multiplexor, we are able to create advanced, intelligent speech recognition applications which have interactivity and can allow the user to get more accomplished in a personable and convenient way. We are aware of no other company that is able to integrate these multiple technologies into a product and bring it to market. Wizzard has been providing this type of advanced speech recognition applications for well over a year.

          Our Products. We believe that a company is defined by the customers it services, not by the products it creates. By forming a strong relationship with our customers, we seek to provide them with speech recognition solutions for all aspects of their computing lives. Whether it is for work or play, at home or at the office, we plan to be there to provide an easier to use and more productive way to interact with their technology.

          Interactive Voice Assistant 2.0 ("IVA")

               Wizzard's core focus at this time is our IVA product. IVA is a software product which is designed to turn a computer into a personal talking intelligent assistant. A user puts a headset microphone on and launches IVA. An Avatar of the user's choice appears on the screen and greets him. The user can then verbally tell the personal assistant what he would like to do, such as check or create an e-mail, dictate a letter, go to an Internet site, get a stock quote, pay monthly bills, chat with friends online, translate documents into different languages, etc.; all being done more quickly and easily by using his voice. Wizzard has created over 28 different personal assistants that plug into the core IVA product, and is expanding the IVA family everyday. Using our Multiplexor, we can customize an assistant to just about any software program or web site in a matter of a few weeks. Our goal is to have 50 assistants by the end of 2000, giving our IVA customers a wide range of capabilities and services.

          Current IVA Assistants Modules -

               * Presentation Assistant for MS PowerPoint
               * Dictation Assistant for MS Word, Word Perfect and MS Works
               * Online Assistant for America Online, CompuServe and MSN
               * Internet Assistant for Netscape and Internet Explorer
               * E-mail Assistant for Eudora Pro, MS Outlook, MS Outlook
                 Express, Hotmail, Yahoo!, Netscape, Microsoft Exchange, Lotus Notes, Eudora Web and Juno
               * Instant Messenger Assistant for ICQ, AOL and MSN Messenger
               * Assistant for MIRC - Relay Chat
               * Translation Assistant for Global Translator Pro
               * Conversation Assistant
               * Games Assistant
               * CoolSpeak.com Personal Voice Assistant
               * Crosswalk.com Personal Voice Assistant
               * Financial Assistant for Quicken

     The core IVA product, which ships with a headset microphone, speech recognition engine, Avatars and a TTS engine currently sells for $75.00. Each plug-in module, or assistant, currently sells for $15.00 each. Wizzard believes it is well positioned to capitalize on the growth of the speech recognition market if it achieves mass-market penetration.

Management.
-----------

     The following is a brief description of the names, positions, ages and business background of the executive officers and directors of the Company:

Christopher J. Spencer.
-----------------------

     Mr. Spencer, age 31, has served as the Chief Executive Officer, President and as a director of the Company since the formation of its predecessor in 1995. Mr. Spencer has been responsible for the overall direction of the Company since its inception, and has been instrumental in leading the Company to its current position as a technological leader in the voice recognition/conversational computing industry. Mr. Spencer enabled the Company's first major sale to the FBI in 1995, and has been responsible for the Company's strong partnership relationship with IBM. Through Mr. Spencer's efforts, the Company has successfully obtained financing of $2,400,000 that helped complete the development of the Company's breakthrough IVA product, now ready for the mass market. Mr. Spencer also sits on the Board of Directors of Cennoid Technologies.

     From 1994 until 1996, Mr. Spencer worked for ChinaWire, Inc., a high-technology company engaged in selling computer networks to customers throughout the U.S. Through Mr. Spencer's efforts the Company signed an exclusive contract with the Ministry of Posts and Telecommunications Department of the Peoples Republic of China. Mr. Spencer was responsible for raising over US$3,500,000 for the venture.

     Mr. Spencer worked for Lotto USA, Inc., where he was founder and Chief Executive Officer for the Pennsylvania computer networking company from 1992-1994. Besides designing the technology, Mr. Spencer helped the company implement an additional one-dollar service charge (US$ 1.00) for every out-of-state lottery ticket it sold in the state of Pennsylvania, accounting for substantial revenues for the company.

     From 1990 until 1992, Mr. Spencer worked for John Valiant, Inc., responsible for the business concept and obtaining short-term financing of $200,000. Mr. Spencer combined an effective advertising/promotions campaign with proper timing in the young adult/college restaurant/nightclub market. The company was sold for a profit in 1992 after successfully operating three revenue-generating divisions. From 1985 until 1987, Mr. Spencer worked for Creative Marketing Inc. of Virginia, which specialized in unique marketing and advertising concepts. While serving as founder and President, Mr. Spencer secured greater than fifty corporate customers through door-to-door coupon/entertainment books sales before engaging in advertising and promotions sales to individual corporate customers and groups of customers such as office parks and shopping centers. Mr. Spencer attended West Virginia University from 1987-1990.

Armen Geronian.
---------------

     Mr. Geronian, age 31, has served as Chief Technical Officer, Assistant Secretary, and a director of the Company since its inception in 1995. Mr. Geronian has spearheaded the Company's development of its Interactive Voice Assistant- software product, and is responsible for all of the Company's technical decisions regarding the software code and other attributes of the Company's products and services. Mr. Geronian is regarded as one of the premier speech recognition software developers in the U.S. today.

     Mr. Geronian has extensive software knowledge and experience, and in 1995 he created custom software for an industrial furnace control company, primarily utilizing Visual Basic for Washington Penn & Plastic. In 1994 Mr. Geronian was the lead developer of a money transfer service software system for ChinaWire, Inc. In 1994, Mr. Geronian created custom software packages for warehouse inventory, whereby the project included over fifteen large databases for reporting, accounts payable/receivable, and complete auditing control functions. Mr. Geronian is skilled at using DOS, Basic Prof 7.0, OS/2, Paradox, Assembler, and Visual Basic. In 1993, Mr. Geronian helped create a custom software package for medical claims processing that provided communications between office and System One. From 1988 until 1992, Mr. Geronian was part of a large project developing accounting, economic development, and financial software to be sold to several large Russian corporations. In 1988, Mr. Geronian was engaged in software development for the Russian version of Novel, designed to assist students in math and statistics, whereby Mr. Geronian became skilled in utilizing Quick Basic 4.5. Mr. Geronian received his B.S. in Computer Science from the University of Moscow in 1990.

Gordon Berry.
-------------

     Mr.Berry, age 60, has served as a director of the Company since 1997. Mr. Berry is involved in all business, corporate, and financial decisions of the Company, serving as a guide and counsel for the executive officers and Board of Directors. Since 1990, Mr. Berry has also been a consultant to a variety of businesses assisting them in the areas of sales, marketing, and strategic planning. From 1985-1990, Mr. Berry was Vice President of Sales/Marketing for Champion Commercial Industry, a multi-division manufacturer of metal products, where Mr. Berry increased the firm's revenues by 60% while developing several new product lines.

     From 1980-1985, Mr. Berry was Vice President for Trundle Consultants, Inc., where Mr. Berry specialized in all areas of sales and marketing, dealing primarily with firms having sales less than $100 million annually. Mr. Berry and his firm's industry study product received national recognition. From 1974-1979, Mr. Berry ran IMI, a sole proprietorship specializing in venture capital and business consulting, assisting several companies. IMI was subsequently merged with Trundle Consultants Inc. This financing background will enable Mr. Berry to assist the Company as it seeks to obtain financing and revenue growth in the public markets in 1999 and 2000. From 1963-1974, Mr. Berry worked in manufacturing for Electric Products Company, and concluded his tenure as Division Manager and member of the Executive Committee. Mr. Berry attended Cornell University and received his Bachelor's degree in Industrial Management from Georgia Tech in 1962.

Item 5.  Other Events and Regulation FD Disclosure.

Wizzard Indebtedness to CCM and CCM Warrants.
---------------------------------------------

     Wizzard is indebted to CCM for the sum of $795,000 pursuant to an Amended and Restated Convertible Promissory Note dated February 2, 2001 (the "Promissory Note"), a copy of which is attached hereto and incorporated herein by reference. See Item 7. The Promissory Note provides for payment on or before August 10, 2001, and the amount due may be converted, at Wizzard's sole option, into common stock of the Registrant at the offering price of the common stock sold pursuant to the Registrant's Offering Memorandum or $1.00 per share, subject to adjustments for re-capitalizations in the form of forward or reverse splits of the outstanding securities. Additionally, CCM was granted 130 warrants for every $1,000 loaned, to acquire shares for each warrant at a price of $5.00 per share until August 10, 2005. Wizzard has not presently determined whether to convert the amount owed under the Promissory Note.

CCM Stock Ownership, Escrow Agreement and Lock-Up/Leak-Out Agreement.
---------------------------------------------------------------------

     CCM presently owns 1,300,000 shares of the Registrant's common stock, 300,000 of which were purchased in the offering of the Registrant conducted pursuant to the Offering Memorandum. All 300,000 shares purchased on the Registrant's offering are subject to the same lock-up/leak-out conditions as other investors in the offering, all as outlined in Item 1. CCM agreed to be bound by certain lock-up/leak-out conditions affecting the resale of the other 1,000,000 shares of the Registrant's common stock that it owns as a condition to the completion of the Wizzard Agreement and in consideration of the inclusion of 822,353 of its shares in the Registrant's Registration Statement. These 822,353 shares, on the effectiveness of the Registration Statement, shall also be subject to the same lock-up/leak-out conditions as the investors in the offering. The remaining 177,647 shares of CCM are also subject to certain lock-up/leak-out conditions that are outlined below.

     Of the 1,000,000 additional shares owned by CCM, if only the minimum offering of $500,000 is raised on the Registrant's offering, 750,000 of these shares that are owned by CCM and being held in escrow by Leonard W. Burningham, Esq., counsel for the Registrant, will be delivered for cancellation to the Registrant's treasury; if at least $3,000,000 is raised, 500,000 of these shares will be canceled to the treasury; and if at least $5,000,000 is raised, no shares shall be delivered for cancellation by CCM. Until these funding amounts are met or the offering is closed, 750,000 shares of CCM's common stock shall be held in escrow; shall not be voted by CCM; and any dividends shall be held in escrow, for the benefit of CCM or the Registrant, as the case may be, dependent upon the satisfaction of these funding amounts.

     CCM, Wizzard, Jenson Services, Duane S. Jenson ("DSJ")and Leonard W. Burningham, Esq. have agreed to the following lock-up/leak-out provisions respecting certain shares of common stock of the Registrant that are owned by them, including the remaining 177,647 shares owned by CCM. These lock-up/leak-out conditions are as follows: (i) no shareholder other than CCM, DSJ, Jenson Services and Mr. Burningham may sell any shares covered by the Lock-Up/Leak-Out Agreement, unless agreed otherwise in writing by the parties. For purposes of these restrictions, CCM, DSJ, Jenson Services and Mr. Burningham shall collectively be considered one shareholder; (ii) each shareholder shall be allowed to sell shares in blocks of 5,000 shares or less per transaction; (iii) the shares may only be sold at the "offer" or "ask" price stated by the relevant market maker, and each shareholder agrees that it/he will not sell shares at the "bid" price; (iv) after a shareholder sells 5,000 shares, such shareholder may not sell any other shares unless the "offer" or "ask " price of the common stock increases by .25 basis points above such shareholder's last sale price. The sale of the next 5,000 shares, however, may take place at a price less than the prior sale price plus .25 basis points. (For example, a shareholder sells 5,000 shares at a price of $10 1/2. If the "ask" price then increases to $10 3/4, the shareholder may sell an additional 5,000 shares and such sale may occur at a price less than $10 3/4); (v) notwithstanding the foregoing, if, after a shareholder sells 5,000 shares, a market/maker in the common stock (other than the market/maker involved in the first transaction)continues to show an "offer" or "ask" price at the same price as the first 5,000 share transaction, the shareholder may, on one occasion only, sell an additional 5,000 shares at that price; (vi)the shares may not be sold at a price below $5.00 per share; (vii) each shareholder shall be allowed to sell up to fifteen (15%) percent of its/his shares that can be sold during each three month period; provided, however, that in the event any shareholder does not sell its/his full 15% during any three-month period, such shareholder may sell the difference between 15% of the shares held and the shares actually sold during such three-month period in the next successive three-month period; and (viii) the shareholders agree that they will not engage in any short selling of these shares or shares of common stock of the Registrant owned by them that are included in the Registrant's Registration Statement. Any or all of these conditions can be waived by the Registrant. A copy of this Lock-Up/Leak-Out Agreement is attached hereto and incorporated herein by reference. See Item 7.

Warrants of Jenson Services and LWB.
------------------------------------

     Jenson Services was granted 600,000 warrants to acquire 600,000 shares at an exercise price of $1.00 per share, none of which can be exercised for a period of 12 months from the closing of the Wizzard Agreement. 300,000 of these warrants will be placed in escrow, and if the 90 day average trading price of the Registrant's common stock following the closing of the Wizzard Agreement equals $8.00 at any time during the twelve month period commencing six months following the date of the closing of the Wizzard Agreement and ending 18 months following the date of the closing of the Wizzard Agreement, 300,000 of these warrants will be canceled. Mr Burningham, who was legal counsel to the Registrant, will receive from Jenson Services 60,000 of these additional warrants (30,000 of the warrants shall be subject to cancellation as provided above). All of the shares underlying the warrants will be included in the Registrant's Registration Statement and will be subject to the same lock-up/leak-out conditions to which the investors in the Registrant's offering pursuant to its Offering Memorandum are subject, as outlined in Item 1.

Item 6.  Resignations of Directors and Executive Officers.

     Effective February 7, 2001, Christopher J. Spencer, Armen Geronian and Gordon Berry were designated and elected to serve on the Board of Directors of the Registrant, to serve until their successors are elected and qualify or their prior resignations or terminations, and then, Jeffrey Hardman and Joel Hardman resigned as directors and executive officers. Subsequently, Christopher J. Spencer was elected the President, and Armen Geronian was elected Assistant Secretary, also to serve in these capacities until their successors are elected and qualify or their prior resignations or terminations. Messrs. Spencer, Geronian and Berry served in these same capacities with Wizzard.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired. The required audited financial statements of Wizzard-Delaware will be filed in an amendment to this Report, in the manner and within the time required by Form 8-K of the Securities and Exchange Commission.

     (b) Pro Forma Financial Information. Pro forma financial statements, taking into account the completion of the Wizzard Agreement, will be filed in an amendment to this Report, in the manner and within the time required by Form 8-K of the Securities and Exchange Commission.

          (c)  Exhibits.

Exhibit No.      Exhibit Description
-----------      -------------------

      2          Plan of Reorganization and Stock Exchange Agreement.
                      Schedules of the Registrant.
                      Schedules of Wizzard.

      3 Certificate of Amendment to the Articles of Incorporation increasing the capitalization of the Registrant to 100,000,000 shares, effecting a 1.65 for one forward split and changing the name of the Registrant to "Wizzard Software Corporation."

     10.1        Amended and Restated Convertible Promissory Note.

     10.2        Lock-Up/Leak-Out Agreement.

     99          News Release dated February 7, 2001.

Item 8.  Change in Fiscal Year.

     None; not applicable.

Item 9.  Regulation FD Disclosure.

     See the New Release dated February 7, 2001, Exhibit 99.


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIZZARD SOFTWARE CORPORATION



Date: 2/22/2001               By/s/Armen Geronian
     ---------------          -------------------------------
                              Armen Geronian
                              Secretary and Director